CERTIFICATE OF INCORPORATION

WHEREAS, the Certificate of Incorporation of

PRECIS HEALTH INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such, iling.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this 12th day of August, 2009. /s/ M. Susan Savage
Secretary of State

08/12/2009 34:17 PM FILED - Oklahoma Secretary of State #1912243988 08/12/2009 09:31
OKLAHOMA SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

TO:           OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 521-3912

The undersigned, for the purpose of forming an Oklahoma profit corporation pursuant to the provisions of Title 18, Section 1001, do hereby execute the following certificate of incorporation:

1.           The name of the corporation is:

Precis Health, Inc.

(NOTE: Please refer to procedure sheet for statutory words required to be included in the corporate name.)

2.           The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

Terry J. Garrett	421 E. Comanche, Suite A	Norman, OK		73071
Name	Street Address	City	County	Zip Code

(P,O, BOXES ARE NOT ACCEPTABLE)

3.           The duration of the corporation is: Perpetual

(Perpetual unless otherwise stated)

4.           The purpose or purposes for which the corporation is formed are:

Provide and service medical needs relating to health care.

5.           The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE
	(If any)	(Or, if without par value, so state)

COMMON 10,000,000		$0.001

PREFERRED 1,000,000		$0.001

6.           If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as director(s):

NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE

7.           The name and mailing address of the undersigned incorporator(s):

NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE

Janet W. Kruger	1804 Winding Ridge Rd.	Norman, OK		73072

Terri S. Metzger	2029 Cloverdale Lane	Norman, OK		73071

Signed and date this 10th day of August, 2009.

*SIGNATURE OF ALL INCORPORATORS*

/s/ Janet W. Kruger

/s/ Terri S. Metzger